                              LIST OF SUBSIDIARIES


                                                           STATE OR OTHER
                                                           JURISDICTION OF
           NAME                                            INCORPORATION
           ----                                            ---------------


Printronix Nederland B.V.                                  The Netherlands

Printronix Latinoamericana, S.A. de C.V.                   Mexico

Printronix Foreign Sales Corporation B.V.                  The Netherlands

Printronix GmbH                                            West Germany

Printronix A.G.                                            Switzerland

Printronix Ltd.                                            United Kingdom





                                   EXHIBIT 21